EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES THIRD QUARTER 2008 RESULTS

CHICAGO, IL, November 14, 2008-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services and trading technologies for professional traders, hedge funds and money managers, today announced key financial performance metrics for the third quarter of 2008.

Results in the third quarter 2008 reflect Terra Nova's continued progress in developing a higher margin operation business by growing trading transaction volume and maintaining interest margin spreads while reducing third party costs.

Selected Results and Discussion
•	Consolidated revenue of $9.7 million and $28.2 million for the three and nine months ended September 30, 2008, respectively. By comparison, consolidated revenue was $11.5 and $32.9 million for the three and nine months ended 2007. Despite strong trading volume, lower net interest income due to lower interest rates and lower average commission rates were the primary causes of the overall decrease in total revenue.
•	Net income (loss) per share of ($0.05) and ($0.03) for the three and nine months ended September 30, 2008, compared with $0.04 and $0.10 for the same periods in 2007. The 2008 net loss was driven by two unusual incidents involving customers that created unsecured trading losses of $3.5 million in third quarter of 2008.
•	Excluding the unusual customer trading loses of $3.5 million operating income would have been $1.3 million for the three months ended September 30, 2008 instead of the reported operating loss of ($2.2 million.)

Terra Nova replaced low margin business with higher margin business in 2008 in part by emphasizing direct customers and partners. Daily average revenue trades (DARTs) for the three months ended September 30, 2008 increased 1,123 DARTs or 5% compared to the second quarter of 2008. Total equities volume increased 159 million or 9% to 2 billion shares for the three months ended September of 2008 compared to the second quarter of 2008. Options and futures contracts also increased by 424 thousand or 17% for the third quarter 2008 compared to the second quarter 2008. A similar level of stock, options and futures transaction activity is expected into the fourth quarter of 2008.

Despite declining federal funds interest rates Terra Nova has successfully increased its net interest margin percentage (spread). This measure was 86.4% for the three months ended September 30, 2008-a substantial increase over the 60.7% net interest margin percentage for the same period in 2007. Overall net interest income was $1.2 million for the three months ended September 30, 2008, compared with $2.2 million for the three months ended September 30, 2007. The decrease of $1.0 million was primarily caused by lower federal funds rates that were lower by an average of 3.0% for the three months ended September 30, 2008 compared to same period in 2007.

Efforts to reduce third party operating costs and trading execution costs contributed to a 4.3% increase in gross profit on trading activities. This measure was 57.9% for the three months ended September 30, 2008, compared to 53.6% for the same period in 2007- an improvement driven largely by trading execution costs that averaged 17.9% lower for the three months ended September 30, 2008 versus the same period in 2007. At the same time, net revenues from software fees increased 12% to $210,821 for the three months ended September 30, 2008, compared to the same period in 2007, due to an increase in the number of users of the Company's Tradient software and a corresponding decrease in the number of higher cost third party software users.

"It has been gratifying to see the positive momentum from second quarter 2008 continued," said Michael Nolan, President and CEO. "Quarter over quarter, our financials are now showing the impact of our steadfast focus on re-engineering this firm's business model for higher margins. We are encouraged by the growth in trade volume we've experienced in this period of extreme market volatility. Coupled with this, our success in driving higher volume and more users through our lower cost proprietary Tradient software have been positive."

Unexpected circumstances just as third quarter 2008 neared closure had a material impact on Terra Nova's reported profitability. Two independent customers conducted unusual trades that resulted in losses in total of $3.5 million during September 2008. These customers had not repaid Terra Nova and the $3.5 million was recorded as bad debt expense as of September 30, 2008. Preventative measures have been instituted to help avoid recurrence of these kinds of losses in the future.

Other Highlights

•	Lower overall transaction execution costs in third quarter 2008 were due to a 51% decrease in number of trades executed on higher cost third party software trading platforms compared to the same period in 2007. This resulted in an increase in the number of trades executed on our proprietary lower cost Tradient platform by 307% from the third quarter of 2007 to 2008 which enabled this overall reduction in transaction execution costs.
•	Increase of 105% in the number of Tradient platform users to nearly 2,700 from third quarter 2007 to third quarter 2008 which reduced software and trading execution costs to the Company and its customers. The number of users on higher cost third party platforms decreased 42% to 639 users as of September 30, 2008 versus the same period in 2007.

Brokerage Services Segment

                 Third quarter 2008 highlights
•	Brokerage revenue of $9.5 million for three months ended September 30, 2008-a decline of 15.7% versus the same period in 2007-predominately attributable to a decline in net interest income of $990,000 due to decreasing federal funds rates and to a decline in commissions and fees of $580,000 due to lower average commission rates.
•	Operating loss of ($1.7 million) for three months ended September 30, 2008-a decline of 175% versus the same period in 2007, due primarily to usual trading losses that overshadowed the otherwise positive results for third quarter of 2008.
•	Adjusted EBITDA of ($1.3 million) for three months ended September 30, 2008-a decline of 152% compared to the same period in 2007.
•	Customer assets of $644.1 million for the period ended September 30, 2008, compared with $939.5 million for the same period in 2007.

"Revenue from our Brokerage Services segment was promisingly strong in third quarter, when considering the decline in interest rates and the impact of this challenging economy on the financial services community" said Nolan. "It's unfortunate that this quarter's strong performance has been obscured by customers incurring significant trading losses."

Software Services Segment

                 Third quarter 2008 highlights
•	Revenue of $821,000 for three months ended September 30, 2008-an increase of 336% versus the same period in 2007.
•	Income of $269,000 for three months ended September 30, 2008, compared to a loss of ($307,000) in the same period in 2007.
•	Adjusted EBITDA of $380,000 for three months ended September 30, 2008-a marked increase of 264% over a loss of ($231,000) posted in the same period in 2007.
•	A 105% increase in the number of Tradient platform users from third quarter 2007 to third quarter 2008, which reduced software platform costs to the Company and customers.
•	A 307% increase in the number of trades executed on the Tradient platforms from third quarter 2007 to third quarter 2008, which reduced overall transaction execution costs.

"We are continuing to see great response to the Tradient proprietary trading platform, demonstrated by the ongoing growth in its user base and the transaction volume driven through its platforms," said Nolan. "Third quarter results show that our focus on value-driven innovation, software speed and client service addresses a meaningful segment of the market. This division plays an important role in Terra Nova's pursuit of a higher margin business model by providing a lower cost platform for trade execution and routing."

Unallocated Expenses

•	An increase in unallocated expenses from $251,000 in the third quarter of 2007 to $744,000 in the third quarter of 2008-a 196% increase caused by higher depreciation and amortization of $280,000 and professional fees of $100,000 for legal expenses and marketing costs.

Consolidated Company Totals

GAAP and Non-GAAP financial results on a consolidated basis include:

•	Total revenue for three months ended September 30, 2008 of $9.7 million-a decrease of 15.7% from $11.5 million in the same period in 2007. The decline was attributable to a $990,000 decline in net interest income mainly due to an average 300 basis point decline in the federal funds rate along with a $581,000 decrease in commissions and fees from lower average commission rates.
•	Daily average revenue darts (DARTs) for three months ended September 30, 2008 were 23,500, an increase of 5% from the second quarter of 2008.
•	Net income (loss) for three months ended September 30, 2008 of approximately ($1.4 million) loss versus $1.3 million net income for the same period in 2007.
•	Adjusted EBITDA for three months ended September 30, 2008 of approximately ($1.5 million) loss, or 16% of total revenues, versus $2.1 million or 17.9% of revenues for the same period in 2007.

SEGMENT REPORTING and CONSOLIDATED FINANCIAL STATEMENTS - Unaudited

In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, Terra Nova uses the measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items). This measure is not in accordance or an alternative for GAAP and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic is indicative of the relative strength of the Company's operating performance and allows investors to evaluate the current operating and financial performance of the Company's core business. The Company's management uses these measures for reviewing its financial results and for business planning. Terra Nova's management discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

Below is Terra Nova's unaudited Segment reporting & Adjusted EBITDA reconciliations and the consolidated financial statements relating to three months ended September 30, 2008 and 2007.

Segment reporting & Adjusted EBITDA reconciliations - Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
TOTAL REVENUES	$9,710,547	$11,459,870
Operating expenses	11,889,611	9,734,689
Operating income (loss)	(2,179,064)	1,725,181
Interest expense	-	(12,921)
Income (loss) before income taxes	(2,179,064)	1,712,260
Income tax benefit (provision)	785,814	(428,647)
Net income (loss)	(1,393,250)	1,283,613

ADJUSTMENTS:
Depreciation and amortization	595,923	320,202
Stock-based compensation	36,288	13,884
Interest expense	-	12,921
Income tax benefit (provision)	785,814	428,647
Total Adjusted EBITDA	$(1,546,853)	$2,059,267

Segment reporting & Adjusted EBITDA reconciliations - Unaudited, continued
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
TOTAL REVENUES	$9,710,547	$11,459,870
Operating expenses	11,889,611	9,734,689
Operating income (loss)	(2,179,064)	1,725,181

ADJUSTMENTS:
Unusual customer trading losses	3,553,296	-
Total Adjusted operating income before unusual loss	$1,374,232	$1,725,181

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Segment reconciliation of Non-GAAP Adjustments - Unaudited

Brokerage Services	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Total Revenues	$9,496,244	$11,265,664
Operating expenses	11,200,330	8,995,958
Operating income (loss)	(1,704,086)	2,269,706
Net income (loss)	(1,704,086)	2,269,706

ADJUSTMENTS:
Depreciation and amortization	385,542	244,967
Total Adjusted EBITDA	$(1,318,544)	$2,514,673

Software Services	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007
Total Revenues	$821,213	$188,387
Elimination of intercompany charges	(610,392)	-
Operating expenses (1)	(57,750)	495,019
Operating income (loss)	268,571	(306,632)
Net income (loss)	268,571	(306,632)

ADJUSTMENTS:
Depreciation and amortization	111,817	75,235
Total Adjusted EBITDA	$380,388	$(231,397)

(1) Includes operating expenses of $68,250 offset by a reversal of legal accural of $126,000

Consolidated financial statements - Unaudited
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
REVENUES		(as restated)		(as restated)
Commissions and fees	$8,086,868	$8,670,564	$23,326,740	$25,719,907

Interest income	1,376,671	3,589,902	4,848,101	11,028,185
Interest expense on brokerage accounts	187,260	1,409,944	1,009,689	5,082,670
Net interest income	1,189,411	2,179,958	3,838,412	5,945,515

Software fees, net	210,821	188,387	563,157	436,172
Other income	223,447	420,961	471,678	850,105

Net revenues	9,710,547	11,459,870	28,199,987	32,951,699

OPERATING EXPENSES
Commissions and clearing	2,397,668	4,062,610	7,779,949	10,406,850
Employee compensation	2,356,509	2,785,394	7,537,791	7,707,664
Software and market data	1,331,637	1,378,683	4,588,993	4,350,386
Advertising and promotional	214,501	95,341	468,876	585,992
Professional fees	727,698	547,415	2,026,333	1,529,593
Communications and information technology	189,618	160,631	637,712	586,568
Depreciation and amortization	595,923	320,202	1,721,854	1,148,403
Bad debt expense	3,553,296	-	3,470,890	-
Other general and administrative expenses	522,761	384,413	1,067,178	2,344,622

Total operating expenses	11,889,611	9,734,689	29,299,576	28,660,078

Operating income (loss)	(2,179,064)	1,725,181	(1,099,589)	4,291,621

Interest expense	-	(12,921)	-	(55,434)

Income (loss) before income taxes	(2,179,064)	1,712,260	(1,099,589)	4,236,187

Income tax benefit (provision)	785,814	(428,647)	277,696	(1,384,795)

Net income (loss)	(1,393,250)	1,283,613	(821,893)	2,851,392

Dividends on preferred stock	-	(98,237)	(20,113)	(126,832)

Net income (loss) attributable to common shareholders	$(1,393,250)	$1,185,376	$(842,006)	$2,724,560

Net income (loss) per common share:
Basic	$(0.05)	$0.04	$(0.03)	$0.10

Diluted	$(0.05)	$0.04	$(0.03)	$0.10

Weighted average common shares outstanding:
Basic	25,520,694	27,200,113	25,987,771	27,191,127

Diluted	25,520,694	27,655,917	25,987,771	27,916,322

See accompanying notes to unaudited consolidated financial statements.

Consolidated financial statements - Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
ASSETS	September 30, 2008	December 31, 2007
	(Unaudited)
Cash and cash equivalents	$869,159	$7,937,880
Cash segregated in compliance with federal regulations	175,819,261	144,225,499
Receivables from brokers, dealers and clearing organizations	46,094,959	24,902,262
Receivables from customers and non-customers, net	20,736,171	47,261,886
Property and equipment, net	1,104,012	1,150,312
Capitalized software development costs, net	2,176,829	1,883,375
Intangible assets, net	4,466,379	5,481,660
Income tax receivable	1,225,464	-
Goodwill	7,501,408	7,501,408
Deferred income taxes, net	1,962,522	1,569,892
Other assets	1,350,587	1,309,190
Total assets	$263,306,751	$243,223,364

LIABILITIES AND SHAREHOLDERS' EQUITY
Line of credit	$3,625,821	$10,848,000
Payables to brokers, dealers and clearing organizations	714,225	694,148
Payables to customers and non-customers	224,305,177	194,493,946
Accounts payable and accrued expenses	4,282,198	3,407,832
Accrued preferred stock dividends	-	29,950
Income tax liability	-	592,918
Total liabilities	232,927,421	210,066,794

Commitments and contingencies

Shareholders' equity
Preferred stock - $10 par value; 5,000,000 shares authorized
Preferred stock - cumulative; $10 par value; 38,792 shares authorized; none issued and outstanding at September 30, 2008 and 14,350 shares issued and outstanding at December 31, 2007	-	143,500
Preferred stock - convertible cumulative; $10 par value; 835,000 shares authorized; none issued and outstanding at September 30, 2008 and 49,480 shares issued and outstanding at December 31, 2007	-	494,800
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,483,909 shares issued and 25,482,942 outstanding at September 30, 2008 and 26,531,557 shares issued and outstanding at December 31, 2007	254,839	265,316
Treasury stock, at cost; 967 shares at September 30, 2008 and no shares at December 31, 2007	(1,148)	-
Additional paid-in capital	52,033,877	53,339,299
Accumulated deficit	(21,908,238)	(21,086,345)
Total shareholders' equity	30,379,330	33,156,570
Total liabilities and shareholders' equity	$263,306,751	$243,223,364

See accompanying notes to unaudited consolidated financial statements.

About Terra Nova Financial Group, Inc.

Terra Nova Financial, LLC ("Terra Nova Financial") and Tradient Technologies, Inc. ("Tradient") are wholly-owned subsidiaries of Terra Nova Financial Group, Inc., ("Terra Nova") a public company trading on the OTC Bulletin Board under the symbol TNFG. Terra Nova, through its subsidiaries, primarily operates as a registered broker-dealer and service bureau, offering a broad array of trading products including equities, options, futures and commodity options, ETFs, fixed income, and mutual funds.

Terra Nova Financial is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova Financial for unmatched value in execution, clearing and prime brokerage services. This recognition originated with the firm's role as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext) and has been further earned through its proven mastery of the client experience. Through a portfolio of advanced technology tools, Terra Nova Financial empowers self-directed clients to trade, analyze, strategize and report with the precision professionals require. Its team is built to enhance the impact of these tools by providing swift, flexible care and insight, with one goal in mind: clients' success. The firm was founded in 1994 and is headquartered in Chicago, IL with a sales presence in New York, NY.

Tradient operates Terra Nova's technology development activities, building applications for electronic trade execution, order routing and clearing. Tradient platforms are designed around the need for efficiency, consistency and value using a swift, targeted innovation and development process. Tradient is located in Chicago, IL.

Terra Nova Financial is regulated by the SEC, FINRA and NFA and is a member of Depository Trust Company, National Securities Clearing Corporation, Securities Investor Protection Corporation, and the Options Clearing Corporation. The firm holds trading memberships with the NASDAQ OMX Group, Inc., Chicago Stock Exchange, National Stock Exchange, CBOE Stock Exchange, NYSE Arca Options, NYSE Arca Equities, NYSE Alternext US, Boston Options Exchange and International Securities Exchange.

Forward looking statements

Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-KSB for the year ended December 31, 2007, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.tradienttech.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654
Media Contact: Christopher Hartman-1-312-827-3695